UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Room 2611, Langham Place Office Tower, 8 Argyle St., Mongkok, Kowloon, Hong Kong

 (Address of Principal Executive Offices) (Zip Code)

 852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

On October 12, 2012, the Board of Directors of Yinfu Gold Corporation (the Company”) entered into a definitive agreement to acquire a 70% interest in the Dayu Gold Mine, Zhaoping County, Hezhou, located in the Province of Guanxi, China.

The concession, consisting of one claim, valid for 5 years, with an area of 15.31Km2. A mineral exploration license was granted on 13 March 2009 and was newly renewed on April 2012 and is valid for 2 years. The mineral exploration license is renewed every 2 years. The mine has been in production since May 2011 and produces 150 tons of ore per day, with an average of 2.03g / ton of gold. Average monthly revenues amount to RMB 1.85 Million. (Approximately US$294,000.).

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.24	Sale and Purchase Agreement between Yinfu Gold Corporation and Tengxian Fuyi Renewable Resources Recycle Co., Ltd., dated October 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping
Tsap Wai Ping
President, Chief Executive Officer, Director